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                                                                    Exhibit 10.3

[FANNIE MAE LOGO]                                         One South Wacker Drive
                                                                      Suite 1300
                                                          Chicago, IL 60606-4667
                                                                    312 368 6200

                                                                    CONFIDENTIAL
                                MASTER AGREEMENT

December 21, 1998

Mr. Chuck Huffman, Jr.
Vice President
Washtenaw Mortgage Company
315 East Eisenhower
Suite 12
Ann Arbor, MI 48108

Dear Mr. Huffman:

This letter shall constitute the master agreement ("Master Agreement") between Fannie Mae and WASHTENAW MORTGAGE COMPANY (the "Lender") to enter into one or more transactions for the sale by the Lender and purchase by Fannie Mae of residential mortgage loans ("Mortgages"). The obligations of the Lender and Fannie Mae regarding each such transaction shall be governed by the terms and conditions contained herein (including Exhibit A and each of the Attachments attached hereto and incorporated herein by reference) and by the terms and conditions of the applicable Fannie Mae purchase program ("Program").

The Lender will sell to Fannie Mae, beginning on the Effective Date and ending on the Expiration Date (as those terms are defined in Exhibit A), Mortgages with an aggregate outstanding principal balance equal to the Agreed Amount (as defined in Exhibit A) under one or more of the following Programs:

(a) Fannie Mae's Mortgage-Backed Securities Program, under terms mutually acceptable to the Lender and Fannie Mae and which will be set forth herein and under the applicable MBS Pool Purchase Contract obtained through the Lenders
Fannie Mae lead regional office, or

(b) Fannie Mae's Negotiated Transaction Program for cash purchase under terms mutually acceptable to Lender and Fannie Mae and which will be set forth herein and when applicable, under a special commitment obtained through the Lender's
Fannie Mae lead regional office, or

(c) Fannie Mae's Standard Portfolio (cash) purchase commitment Program, under the then-current terms and conditions applying thereto.

If the Agreed Amount is not sold to Fannie Mae prior to the Expiration Date, the Lender shall pay Fannie Mae the Backend Buyout Fee, as indicated in Exhibit A.
(The undelivered and uncommitted portion of the Agreed Amount shall be the difference between (a) the Agreed Amount (taking into account the minus 5% delivery tolerance, as specified in Exhibit A), and (b) a sum equal to the aggregate outstanding principal balance of Mortgages (for each Mortgage, as of the time of sale of the Mortgage) that the Lender has sold to Fannie Mae


                               Master No. Mc02419
                                     MA - 1
                                December 21, 1998

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under this Master Agreement, plus the principal balance of Mortgages that the
Lender is still obligated to sell under any existing mandatory delivery contracts for sale and purchase between the Lender and Fannie Mae.) This fee will be drafted by Fannie Mae from the Lender's designated account immediately following the Expiration Date of this Master Agreement. However, should Fannie
Mae decline to enforce payment of this fee, such action will not imply a waiver of its right to collect a similar fee at a subsequent time. Fannie Mae's right to receive such a fee is in addition to any rights and remedies of Fannie Mae provided by law or the applicable Program, and the receipt of such fee shall not affect or impair any such rights and remedies.

All Mortgages shall conform to the requirements of the Mortgage Selling and Servicing Contract between Fannie Mae and the Lender, the Fannie Mae Selling
Guide ("Selling Guide"), and the Fannie Mae Servicing Guide ("Servicing Guide"), as applicable, as they may be amended from time to time, except as modified by the variances contained in this Master Agreement and in the applicable Contracts
(defined below) entered into pursuant to this Master Agreement. (Any Pool purchase CONTRACTS OR VOICE RECORDINGS OF AMENDMENTS TO POOL PURCHASE CONTRACTS, in the case of MBS transactions, and cash commitment contracts or voice recordings, in the case of cash transactions, are referred to herein as a "Contract.")

Each Contract entered into Lender this Master Agreement constitutes: (i) an agreement by the Lender to sell the Mortgages to, and service such Mortgages for, Fannie Mae and (ii) an agreement by Fannie Mae to purchase the Mortgages and, in the case of MBS transactions, to issue its Guaranteed Mortgage Pass
Through Securities (the "Securities") backed by such Mortgages to the Lender or its designee(s). By execution of this Master Agreement, the Lender and Fannie
Mae agree to the terms and conditions set forth herein and in any Contract entered into simultaneously with this Master Agreement.

Each Mortgage delivered Lender this Master Agreement that has been submitted for underwriting analysis by Fannie Mae's Desktop Underwriter TM shall conform to the requirements of the Guide to Underwriting with Desktop Underwriter TIVI, as amended from time to time (the "Desktop Underwriter TM Guide"), Section 5 of the Desktop Underwriter TM Seller/Servicer Software License and Subscription
Agreement, and this Master Agreement.

The form, terms, and provisions of this Master Agreement, as well as all information regarding the negotiation of the form, terms, and provisions of this Master Agreement, are confidential. The Lender shall not disclose or disseminate, directly or indirectly, the form, terms, or provisions of this Master Agreement, or such other information regarding the negotiation of this Master Agreement, to any party other than the Lender's employees or agents who need to know the same in order to perform their duties for the Lender and who are legally obligated not to further disclose or disseminate such form, terms, provisions, and information upon receipt thereof The Lender shall take all necessary and reasonable action to preserve the confidentiality of such form, terms, provisions, and information and shall use at least the same degree of care in such efforts as it employs when preserving the confidentiality of its own information of a similar nature. Such necessary and reasonable action that must be taken by the Lender shall include, without limitation, providing instruction to such employees and agents regarding the confidential nature of the form, terms, and provisions of this Master Agreement and the negotiations surrounding this Master Agreement.

Notwithstanding the provisions of the immediately preceding paragraph, the Lender may disclose or disseminate such form, terms, provisions, and information if it is required to do so by law (including a subpoena, or judicial


                               Master No. Mc02419
                                     MA - 2
                                December 21, 1998

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or governmental requirement or order) and has given Fannie Mae prior written notice of such requirement and of the information required to be disseminated or disclosed.


The Lender acknowledges that the unauthorized disclosure or dissemination of the form, terms, or provisions of the Master Agreement, or other information regarding the negotiation of the Master Agreement, is likely to cause irreparable harm to Fannie Mae and that monetary damages may be inadequate to compensate Fannie Mae for such breach. Accordingly, in addition to and not in limitation of any other rights and remedies available to Fannie Mae at law or in equity, Fannie Mae shall be entitled to injunctive relief in order to prevent or restrain such unauthorized disclosure or dissemination. The obligations of the Lender regarding confidentiality shall survive termination of this Master
Agreement.

The Lender's right to sell, and Fannie Mae's obligation to purchase, Mortgages
Lender this Master Agreement may be terminated by Fannie Mae prior to the Expiration Date of the Master Agreement if the Lender has breached the Mortgage
Selling and Servicing Contract it has entered into with Fannie Mae, or any of the provisions of this Master Agreement, or any Contract entered into pursuant to this Master Agreement. If the Agreed Amount, as adjusted by the minus 5% delivery tolerance, is not sold to Fannie Mae prior to the Expiration Date of the Master Agreement, Lender shall be in breach of the provisions of the Master
Agreement. The Lender's responsibilities and liabilities under this Master
Agreement shall survive the expiration or earlier termination of the Lender's right to sell, and Fannie Mae's obligation to purchase Mortgages under this Master Agreement. This Master Agreement and any Contract entered into pursuant to this Master Agreement may only be amended by the mutual agreement of Fannie
Mae and the Lender. Each amendment to this Master Agreement, each amendment to a cash commitment contract, and each amendment to a pool purchase contract (except those amendments to pool purchase contracts where Fannie Mae and Lender amend the pool purchase contract by a voice recorded amendment) shall be in writing and shall consist of a transmittal letter from Fannie Mae to the Lender generally describing the amended provisions of the Master Agreement or the Contract, together with the newly revised pages of the Master Agreement or the Contract. The revised pages of the Master Agreement or the Contract should be added to the Master Agreement as described in the transmittal letter. The Lender shall acknowledge its acceptance of the amended terms and conditions by returning to Fannie Mae a duly executed copy of the transmittal letter. With respect to each amendment to a pool purchase contract where Fannie Mae and Lender amend the contract by a voice recording, the amendment will consist of a voice recording between Fannie Mae and Lender. Subsequent to the voice recording, Fannie Mae will send to Lender a transmittal letter describing the amended provisions of the pool purchase contract together with the newly revised page(s) of the pool purchase contract. The revised page(s) of the pool purchase contract should be added to the pool purchase contract by Lender as described in the transmittal letter.

The Lender may not assign this Master Agreement or any rights or obligations hereunder. The Lender may not assign any Contract entered into pursuant to this Master Agreement or any rights or obligations thereunder.

The Lender hereby confirms, by checking the appropriate section below, that:

 X It is NOT a federally-insured institution or an affiliate or subsidiary of a federally-insured institution.

___ It is a federally-insured institution or an affiliate or subsidiary of a federally-insured institution, and


                               Master No. Mc02419
                                     MA - 3
                                December 21, 1998

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(a) the sale to, and (if applicable) servicing for, Fannie Mae of the Mortgages delivered to Fannie Mae pursuant to this Master Agreement has either been (i) specifically approved by the board of directors of the Lender and such approval is reflected in the minutes of the meetings of such board of directors, or (ii) approved by an officer of the Lender who was daily authorized by the board of directors to enter into such types of transactions and such authorization is reflected in the minutes of the board of directors' meetings; and

(b) this Master Agreement and any Contracts or amendments pursuant hereto, together with the applicable Fannie Mae Guides and the Mortgage Selling and Servicing Contract between the Lender and Fannie Mae, constitute the "written agreement" governing the Lender's sale to, and servicing for, Fannie Mae of the Mortgages delivered pursuant to this Master Agreement, and the Lender (or any successor thereto) shall continuously maintain all components of such "written agreement" as an official record.

The Lender must accept this Master Agreement by returning a duly-executed duplicate original to Fannie Mae within ten business days of the date of this Master Agreement. If the executed Master Agreement is not received by Fannie Mae within ten business days from the date hereof, Fannie Mae may at its option declare this Master Agreement null and void.

Sincerely,

FANNIE MAE

By:  /s/ TIM J. RYAN
     --------------------------------------------------
     Tim J. Ryan
     Vice President - Marketing

Agreed, acknowledged, and accepted.

WASHTENAW MORTGAGE COMPANY

By:
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Name:
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Title:

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Date:






                               Master No. Mc02419
                                     MA - 4
                                December 21, 1998

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                                    EXHIBIT A
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
Master Agreement Number:               MC02419

Effective Date:                        APRIL 1, 1999

Expiration Date:                       June 30, 1999

Parties to Agreement:                  Washtenaw Mortgage Company and Fannie Mae

Lender Number:                         20338-000-3

Agreed Amount:                         $1,250,000,000, PLUS OR MINUS 5% (MANDATORY)

Back-end Buyout Fee:                   The greater of $1000.00 or 12.5 basis points (.125%)
                                       multiplied by the undelivered and uncommitted portion
                                       of the Mandatory Agreed Amount.









                               Master No. Mc02419
                                     MA - 5
                                 April 15, 1999